POWER OF ATTORNEY



	KNOW BY ALL THESE PRESENTS, that the

undersigned, G Craig Sullivan, hereby constitutes and appoints C Thomas

Harvie, Bertram Bell, Anthony E Miller and Michael R Peterson, and each of them, his true and lawful attorneys-in-fact to: (1) execute for and on behalf of the undersigned Securities and Exchange Commission Forms 3, 4 and
5 for filing from time to time with the Securities and Exchange
Commission
pursuant to and in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended (the "Act"), and the rules and regulations promulgated from time to time thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the timely filing of any and all Forms 3, 4 and 5 which are required to be filed, or which would be appropriately filed, by the undersigned with the United States Securities and Exchange Commission, the New York Stock Exchange and any other authority in order to comply with
Section 16 of the Act; and (3) take any
other action of any nature
whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact and agents, or any of them, may be of benefit to, in the best interest of, or legally required by, the undersigned; it being understood that each document executed by any such attorney-in-fact and agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact and agent may, in the exercise of his sole discretion, approve.

	The undersigned hereby
grants to each such attorney-in-fact
and agent full power and authority
to do and perform all and every act and
thing whatsoever requisite,
necessary and proper to be done, in the
exercise of any of the rights and
powers herein granted; and the
undersigned hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with, or any other liability under, Section 16 of the Act.

	IN WITNESS
WHEREOF, the
undersigned has caused this Power of Attorney to be executed on this 11th day of April, 2006.


/s/ G Craig Sullivan


_______________________________
G Craig Sullivan